Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:                    Investor Contact:
Sarah Barr, 203-578-2287                Terry Mangan, 203-578-2318
sbarr@websterbank.com                 tmangan@websterbank.com

Webster Sets Date for Annual Shareholders Meeting

WATERBURY, Conn., February 14, 2014 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., announced today that its board of directors has scheduled the corporation's annual meeting of shareholders for 4:00 p.m. EDT, April 24, 2014 at the Webster Bank Resource Center, 436 Slater Road, New Britain, Conn.

The record date for shareholders to vote at the meeting is February 24, 2014.

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About Webster
Webster Financial Corporation is the holding company for Webster Bank, N.A. With $21 billion in assets, Webster provides business and consumer banking, mortgages, private banking, trust and investment services through 168 banking offices; 310 ATMs; telephone banking; mobile banking; and the Internet. Webster Bank owns the asset based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com or follow us on LinkedIn http://linkedin.com/company/webster-bank and Twitter https://twitter.com/WebsterBank.